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EXHIBIT 10.23

                                October 26, 2000

Michael A. Gaggi
c/o 800 Travel Systems, Inc.
4802 Gunn Highway
Tampa, Florida 33624

         Re: Employment Agreement dated as of December 1, 1999, by and between 800 Travel Systems, Inc. and Michael A. Gaggi (the "Employment Agreement")

Dear Mr. Gaggi:

         This letter will serve to amend the Employment Agreement. All capitalized terms used without definition herein shall have the same meanings herein as the Employment Agreement.

         By executing this letter agreement at the space provided therefor below, you agree that the Employment Agreement is hereby amended effective as of the date hereof to provide as follows:

         5.       The definition of a "Change in Control of the Company" in
Section 8.e. shall be deleted in its entirety, and the following new definition shall be inserted in lieu thereof:

                    "For purposes of clause iv. above, a "Change in the Control of the Company" shall mean (A) the acquisition, directly or indirectly, after the date hereof, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as in effect on the date hereof), of voting power over voting shares of the Company that would entitle the holder(s) thereof to cast at least 40% of the votes that all shareholders would be entitled to cast in the election of directors of the Company, provided that such term shall not be deemed to apply to an acquisition by one or more institutional underwriters directly from the Company in accordance with the conditions of a registration statement theretofore filed with and declared effective by the United States Securities and Exchange Commission; (B) the failure, at any time during any period of two consecutive years occurring within the Term of this Agreement (inclusive of both Initial and Successor), of the individuals who at the beginning of such period shall constitute the Company's Board of Directors to constitute at least a majority of such membership, unless the election or appointment of each director who is not a director at the beginning of such period shall have been approved in advance by directors representing at least 75% of the directors then in office, in which case each such new director shall be considered to have been added at the beginning of the period; (C) approval by the Company's shareholders of any form of merger or consolidation other than (i) one in which the voting securities of the Company outstanding immediately prior thereto continue to represent or are converted into securities of the surviving entity which represent at least 50% of the combined voting power of the Company or such entity, or (ii) one effected to implement a recapitalization of the Company in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (D) approval by the Company's shareholders of a plan of the Company's complete liquidation or a sale by the Company of substantially all of its assets."


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         Except as specifically amended hereby, all terms, conditions and provisions of the Employment Agreement shall survive execution and delivery of this letter agreement and remain in full force and effect.

         If the above comports with your understanding, please execute both copies of this letter agreement at the space provided therefor and return one fully executed original counterpart to the undersigned at your earliest convenience.


                                   Very truly yours,

                                   800 Travel Systems, Inc.



                                   By:
                                      ------------------------------------------
                                      Robert B. Morgan, Chief Financial Officer



Agreed to and Accepted:



---------------------------
Michael A. Gaggi